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                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                       FORM 8-K

                                    CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 12, 1998

                                      VDI MEDIA
                (Exact Name of Registrant as Specified in its Charter)


          CALIFORNIA                  0-21917                  95-4272619
 (State or Other Jurisdiction       (Commission            (I.R.S. Employer
      of Incorporation)             File Number)          Identification No.)



                              6920 SUNSET BOULEVARD
                           HOLLYWOOD, CALIFORNIA 90028
               (Address of Principal Executive Offices)    (Zip code)

                                   (213) 957-5500

                 Registrant's telephone number, including area code

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ITEM 2.  ACQUISITION OF ASSETS.

     On June 12, 1998 VDI Media (the "Company") closed an Asset Purchase Agreement (the "Agreement"), dated as of June 11, 1998, with All Post, Inc.( the "Seller"). Pursuant to the Agreement, the Company purchased certain assets of the Seller. The Seller provides technical media services primarily to owners, independent producers and distributors of television programming, feature films and other entertainment content, which business the Company intends to continue.

     The purchase price for the asset acquisition was $13,000,000. In addition, the Company may be required pay an earn-out if the acquired business achieves a specified gross profit target, subject to certain limitations described in the Agreement. In addition the Company entered into lease agreements with the Seller to occupy premises formerly used by All Post. The purchase price for the All Post acquisition was funded from the Company's line of credit with Union Bank of California.

     The description of the Agreement contained herein, which does not purport to be complete, is qualified in its entirety by reference to the Agreement, which is attached as an exhibit hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Financial statements relating to this purchase are not currently available. To the extent required, the Company intends to file such financial statements by an amendment to this Current Report on Form 8-K within 60 days of the date of the filing of this Report.

    (b)  PRO FORMA FINANCIAL INFORMATION.

         Pro forma financial information relating to this purchase is not currently available. To the extent required, the Company intends to file such pro forma financial information by an amendment to this Current Report on Form 8-K within 60 days of the date of the filing of this Report.

    (c)  EXHIBITS

     10.16 Asset Purchase Agreement, dated as of June 11, 1998, by between VDI Media and All Post, Inc.

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     10.17  Lease Agreement, dated as of June 12, 1998,
            by between VDI Media and All Post, Inc. [Hollywood Way premises]

     10.18 Lease Agreement, dated as of June 12, 1998, by between VDI Media and All Post, Inc. [Olive Street premises]


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            VDI MEDIA

Date: June 26, 1998                         /s/ Donald R. Stine
                                            ----------------------------
                                            Donald R. Stine
                                            Chief Financial Officer and
                                              Treasurer